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                                                                      EXHIBIT 21


                            THE LUBRIZOL CORPORATION


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                                                            % OF                       STATE/COUNTRY
PRINCIPAL SUBSIDIARIES                                    OWNERSHIP                  OF INCORPORATION

Lubrizol Adibis (UK) Limited                                100%                       United Kingdom
Lubrizol do Brasil Aditivos Ltda.                           100%                       Brazil
Lubrizol Canada Limited                                     100%                       Canada
Lubrizol de Chile Limitada                                  100%                       Chile
Lubrizol China, Inc.                                        100%                       Ohio
Lubrizol Coating Additives GmbH                             100%                       Germany
Lubrizol Espanola, S.A.                                     100%                       Spain
Lubrizol Europe B.V.                                        100%                       The Netherlands
Lubrizol France S.A.S.                                      100%                       France
Lubrizol Gesellschaft m.b.H.                                100%                       Austria
Lubrizol GmbH                                               100%                       Germany
Lubrizol International, Inc.                                100%                       Cayman Islands
Lubrizol International Management
   Corporation                                              100%                       Nevada
Lubrizol Italiana S.p.A.                                    100%                       Italy
Lubrizol Japan Limited                                      100%                       Japan
Lubrizol Limited                                            100%                       United Kingdom
Lubrizol de Mexico, S. de R.L.                              100%                       Mexico
Lubrizol de Mexico Comercial, S. de R.L.
   de C.V.                                                  100%                       Mexico
Lubrizol Overseas Trading Corporation                       100%                       Delaware
Lubrizol Performance Systems Inc.                           100%                       Georgia
Lubrizol Performance Systems Limited                        100%                       United Kingdom
Lubrizol Servicios Tecnicos, S. de R.L.
   de C.V.                                                  100%                       Mexico
Lubrizol South Africa (Pty) Limited                         100%                       South Africa
Lubrizol Southeast Asia (Pte.) Ltd.                         100%                       Singapore
Lubrizol de Venezuela, C.A.                                99.9%                       Venezuela
Carroll Scientific, Inc.                                    100%                       Illinois
CPI Engineering Services, Inc.                              100%                       Michigan
Gateway Additive Company                                    100%                       Nevada
Kabo Unlimited, Inc.                                        100%                       Wyoming
ROSS Chem, Inc.                                             100%                       South Carolina
Lanzhou Lubrizol - Lanlian Additive
   Co., Ltd.                                                 50%                       China
Shanghai Lubrizol International Trading
   Co., Ltd.                                                100%                       China
Tianjin Lubrizol - Lanlian Additive
   Co., Ltd.                                              50.05%                       China


AFFILIATES

Industrias Lubrizol, S.A. de C.V.                            40%                       Mexico
Lubrizol India Private Limited                               50%                       India
Lubrizol Transarabian Company Limited                        49%                       Saudi Arabia
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